SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Analogic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Analogic Corporation

Notice of Annual Meeting of Stockholders of
Analogic Corporation to be held January 18, 2002

         The Annual Meeting of Stockholders of Analogic Corporation (the “Company”) will be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts, 01960 (Centennial Industrial Park) on Friday, January 18, 2002 at 11:00 o’clock in the morning for the following purposes:

(1) To elect three (3) Class I directors for a three (3) year term, to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

(2) To consider and act upon the matter of ratifying the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year.

(3) To consider and act upon the matter of approving an amendment to the Company’s Key Employee Incentive Stock Option Plan dated June 11, 1998; as amended, a copy of which is included a Exhibit A.

(4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

         The Board of Directors has fixed the close of business on December 7, 2001, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Julian Soshnick

Clerk

December 14, 2001

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

0779-PS-01

Analogic Corporation
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
APPROVAL OF AUDITORS
PROPOSAL 3
APPROVAL OF AN AMENDMENT OF THE 1998
KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
EXHIBIT A

Analogic Corporation

8 Centennial Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on January 18, 2002

         This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the “Company”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 18, 2002 (the “Meeting”), and is being mailed, together with the form of proxy solicited on or about December 14, 2001, to each stockholder of record of the Company as of December 7, 2001.

         The enclosed proxy, if executed and returned, will be voted by the persons named in the proxies as directed on the proxy and, in the absence of such direction, for the election of the three nominees as directors, for ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year, for approving an amendment to the Company’s Key Employee Incentive Stock Option Plan dated June 11, 1998; as amended, and in accordance with their best judgment any other matters which are properly brought before the Meeting.

         Any stockholder giving a proxy in the accompanying form (the “Proxy”) retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Clerk at the Meeting.

Quorum and Vote Required

         The holders of record of shares of Common Stock, $.05 par value, at the close of business on December 7, 2001, may vote at the Meeting. On December 7, 2001, there were issued and outstanding 13,207,175 shares of Common Stock of the Company (not including 867,027 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

         The holders of a majority of the shares of Common Stock issued and outstanding at the close of business on December 7, 2001 shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one of more of the matters presented for stockholder approval) will be counted for purposes of the determining whether a quorum is present at the Meeting.

         The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required for the ratification of independent auditors and the approval of an amendment to the Company’s Key Employee Incentive Stock Option Plan, dated June 11, 1998.

         Shares that abstain from voting as to a particular matter will be considered to be represented at the meeting with respect to that matter. However, shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors; broker non-votes will have no effect on the voting for the ratification of independent auditors or approving an amendment to the Company’s Key Employee Incentive Stock Option Plan, and abstentions will have the same effect on the voting for the ratification of independent auditors and the approval of the amended Key Employee Incentive Stock Option Plan, dated June 11, 1998, as a vote against such matters.

Stock Ownership

         The following table sets forth information as to all persons (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) known by the Company to have owned beneficially 5% or more of its Common Stock as of October 31, 2001, based upon information received from or on behalf of the persons named. Unless otherwise noted, the Company believes that the beneficial owners listed have sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percent of Class
Name and Address	Beneficial Ownership		(as of October 31, 2001)

Bernard M. Gordon Charitable	4,589,392	(1)	34.7%

Remainder Unitrust Bernard M. Gordon and Julian Soshnick, Trustees
8 Centennial Drive Peabody, MA 01960

T. Rowe Price Associates, Inc.	1,826,800	(2)	13.8%

100 East Pratt Street Baltimore, MD 21202

Private Capital Management LLC	1,027,976	(2)	7.8%

889 Pelican Boulevard Naples, FL 34108

(1)	Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The two Trustees have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above exclude 12,900 shares owned by the Gordon Foundation.

(2)	The Company has been advised informally by T. Rowe Price Associates, Inc. and Private Capital Management LLC that in their capacity as investment advisors they may be deemed a beneficial owner on October 31, 2001, of 1,826,800 shares, or 13.8% of the Company’s Common Stock and 1,027,976 shares, or 7.8% of the Company’s Common Stock, respectively. T. Rowe Price Associates, Inc. has sole dispositive power over 1,826,800 shares and sole voting power over 481,400 shares.

PROPOSAL 1
ELECTION OF DIRECTORS

         The Company’s Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a staggered three-year term of office. One class expires each year. The terms of three directors, M. Ross Brown, Edward F. Voboril and Michael T. Modic will expire at the Meeting. M. Ross Brown, Edward F. Voboril and Michael T. Modic have been nominated for election as the Class I directors, to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

         The persons named in the enclosed proxy will vote to elect as Directors the three nominees named above, all of whom are presently Directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

         The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by each director and nominee for director of the Company, each Named Officer (as defined below), and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominees for Class I directors are indicated by two asterisks (**).

				Amount and Nature of Beneficial
				Ownership of the
		Principal Occupation	Director	Company’s Common Stock
Name	Age	Or Employment	Since	as of October 31, 2001 (1)

If elected, term expires in 2005:

M. Ross Brown **	67	Retired Vice President	1984	1,667*	(6)

		of Analogic

Edward F. Voboril** (2)(3)	58	Chairman and CEO of	1990	6,667*	(6)

		Wilson Greatbatch Technologies,

		Clarence, NY

Michael T. Modic**	51	Chairman of the Division of	2001	— 0 —

		Radiology at the Cleveland

		Clinic Foundation

Term expires in 2004:

Bernard M. Gordon	74	Chairman of the Board	1969	4,589,392	(4)

		and Executive Chairman

John A. Tarello	70	Retired Senior Vice	1979	6,667*	(6)

		President of Analogic

Gerald L. Wilson (2)(3)	62	Former Dean, School of	1980	8,667*	(6)

		Engineering and Professor,

		Massachusetts Institute of

		Technology

Term expires in 2003:

Thomas J. Miller, Jr.	44	President and Chief	1999	66,050*	(5)

		Executive Officer

Bruce W. Steinhauer (2)(3)	68	President and Chief	1993	11,167*	(6)

		Executive Officer of the

		Regional Medical Center

		at Memphis

Julian Soshnick	69	Vice President, General	2001	— 0 —	(7)

		Counsel and Clerk

Lothar Koob	53	Executive Vice President	N/A	20,050*	(5)

John J. Millerick	53	Senior Vice President,	N/A	20,000*	(5)

		Chief Financial Officer and

		Treasurer

Gene M. Bauer	52	Vice President, General	N/A	20,000*	(5)(8)

		Counsel and Clerk

Beneficial Ownership of Shares by All Directors and Executive Officers as a Group (12 persons)				4,750,827	(4)(5)(6)

*	Represents less than 1% ownership.

(1)	The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

(4)	Mr. Gordon serves as a Trustee of the Bernard Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The two Trustees have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above exclude 12,900 shares owned by the Gordon Foundation.

(5)	This amount includes certain shares issued under the Company’s Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances.

(6)	These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

(7)	Excludes 4,589,392 shares held by the Bernard Gordon Charitable Remainder Unitrust and 12,900 shares held by the Gordon Foundation; Mr. Soshnick serves as a Trustee of each.

(8)	Mr. Bauer joined the Company in December 2000. Mr. Bauer resigned from the Company in October 2001.

         Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969, was President from 1980 to 1995 and Chief Executive Officer from 1995 to February 2001 and was designated Executive Chairman of the Operating Committee in October 2001. Mr. Gordon also is Chairman of the Board of Directors of the Lahey Clinic.

         Thomas J. Miller, Jr. joined the Company as President and Chief Operating Officer in October 1999 and was elected President and Chief Executive Officer on February 1, 2001. Mr. Miller was the President and CEO of Carl Zeiss, Inc., a Germany-based company which manufactures a variety of optical and related products, including eyeglass lenses and frames, as well as binocular and camera lenses, from 1997 to 1999. Prior to Carl Zeiss, Inc., Mr. Miller was Group Vice President, Imaging Systems, for Siemens Medical Systems, Inc. from 1995 to 1997. He also is a director of Photoelectron Corporation.

         Julian Soshnick joined the Company in October 1981 as General Counsel and served as a Vice President since July 1982 and Clerk since 1988 before retiring from these positions in January 2001 upon his election as a Director. Mr. Soshnick was reappointed Vice President, General Counsel and Clerk in October 2001.

         John A. Tarello retired from the Company in November 1999. Mr. Tarello was the Company’s Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, a Senior Vice President since 1980, and Treasurer from 1985 through 1999. He also is a director of Spire Corporation.

         M. Ross Brown retired from the Company in November 1999. Mr. Brown joined the Company in August 1984 and was responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

         Edward F. Voboril has been President and CEO of Wilson Greatbatch Technologies of Clarence, New York, a leading independent manufacturer of innovative power sources and precision components for medical science and other technical applications, since December 1990. He was elected Chairman of the Board of that company in 1997.

         Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (MIT) and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation and a director of SATCON Corporation.

         Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992 to 1998. Prior to that, he was Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

         Dr. Michael T. Modic has been Chairman of the Division of Radiology at the Cleveland Clinic Foundation in Cleveland, Ohio since 1989 and has been on its Board of Governors since 2000. Dr. Modic also has been a Professor of Radiology at the Ohio State University since 1993.

         By reason of Mr. Gordon’s beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable Remainder Unitrust, Mr. Gordon, along with Mr. Soshnick, may be deemed to control the Company.

         The Board of Directors held five meetings during fiscal year 2001.

         The Board of Directors has an Audit Committee and a Compensation Committee.

         The Board of Directors does not have a nominating committee.

         Mr. Voboril, Dr. Wilson, and Dr. Steinhauer serve on the Audit Committee and each meets the standards of independence as defined by the listing standards of Nasdaq. During fiscal year 2000, the Audit Committee adopted a formal committee Charter which sets forth the responsibilities of the Committee. This Charter was reviewed and approved by the Board of Directors. The Committee reviews this Charter on an annual basis to assess its adequacy. The Audit Committee met six times during the 2001 fiscal year.

         Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio, non-voting participant in Compensation Committee meetings. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers’ salaries and other compensation matters. The Compensation Committee met four times during the 2001 fiscal year.

         The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 2
APPROVAL OF AUDITORS

         It is proposed that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to audit its financial statements for the fiscal year ending July 31, 2002. PricewaterhouseCoopers LLP served as the Company’s independent auditors for the fiscal year ended July 31, 2001. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders approval of the Board of Directors’ selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors may reconsider its selection.

         Fees charged by PricewaterhouseCoopers LLP for services rendered in auditing the Company’s annual financial statements for the most recent fiscal year and reviewing statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by PricewaterhouseCoopers LLP for other professional services rendered during the most recent fiscal year are as follows:

Audit Fees	$488,905

Financial Information Systems Design and Implementation Fees	$0

All Other Fees	$237,710

         The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3
APPROVAL OF AN AMENDMENT OF THE 1998
KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

         The Board of Directors voted on November 16, 2001, subject to the approval of the stockholders, to amend the Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended (the “1998 Plan”) by adding an additional 500,000 shares to the 1998 Plan and by increasing the cumulative number of options which may be granted to any one participant, as permitted by the 1998 Plan, from 20,000 shares to 40,000 shares. The 1998 Plan was originally funded with 500,000 shares, of which only 64,100 currently remain available for option grants. Of the 500,000 shares which funded Company’s Key Employee Incentive Stock Option Plan dated June 11, 1993, as amended (the “1993 Plan”), only 576 shares currently remain available for option grants. The 1993 Plan will terminate on June 10, 2003, as required by law and its terms. The Board of Directors believes that the granting of incentive stock options helps the Company in its efforts to attract and retain highly qualified employees and to encourage them to exert their best efforts on behalf of the Company.

         The Board of Directors recommends a vote “FOR” Proposal 3.

Summary of the 1998 Plan

         The following is a summary of the 1998 Plan. This summary is qualified in its entirety by reference to the full text of the 1998 Plan, a copy of which is attached as Exhibit A to this Proxy Statement, in form which assumes the approval of this Proposal 3.

         The purpose of the 1998 Plan is to further the growth and development of the Company by granting to certain officers, directors, and key employees of the Company and any subsidiary corporations, as an incentive and encouragement to stock ownership, options to purchase shares of common stock of the Company and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare. The 1998 Plan was adopted by the Board of Directors on June 11, 1998 and approved by the stockholders of the Company on January 22, 1999. The shares to be optioned under the 1998 Plan may be authorized and unissued shares or treasury shares, not exceeding in the aggregate 500,000 shares of the Company’s Common Stock. If this Proposal 3 is approved, an additional 500,000 such shares, or an aggregate of 1,000,000 shares, may be optioned under the 1998 Plan.

         The 1998 Plan is administered by a Stock Plan Committee (the “Committee”) appointed by the Board of Directors of the Company. If Proposal 3 is approved, options for the purchase of no more than 40,000 shares may be granted to any one Participant cumulatively under the 1998 Plan.

         All officers, directors, and key employees of the Company and its wholly-owned subsidiary corporations other than the Chairman of the Board are eligible to receive options under the 1998 Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the common stock be eligible. In granting options, the Committee may include or exclude previous Participants in the 1998 Plan and/or in any of the Company’s other stock option plans.

         The price at which shares may from time to time be optioned may not be less than the fair market value at the time the option is granted. The fair market value shall be determined in good faith by the Committee at each time that such options are granted by it.

         The period for exercising an option (the “Exercise Period”) is generally the period beginning two years and ending seven years from the date the option is granted, subject to certain exceptions. Additionally, the Committee may at the time of grant designate a different Exercise Period for such option.

         Subject to the provisions of the 1998 Plan, options granted under the 1998 Plan may be exercised at any time and from time to time during the Exercise Period except that each option granted under the 1998 Plan may be exercised commencing: (i) two years from the date of that grant under the Plan only to the extent of 25% of the total number of option shares granted to the Participant under that grant; (ii) three years from the date of that grant under the 1998 Plan only to the extent of 50% of the total number of option shares granted to the Participant under that grant; (iii) four years from the date of that grant under the 1998 Plan only to the extent of 75% of the total number of option shares granted to the Participant under that grant; and (iv) five and subsequent years from the date of that grant under the 1998 Plan, the Participant may exercise all unexercised options granted under that grant.

         Notwithstanding the foregoing, the Committee may at the time of grant of any option designate a different schedule upon which such option may become exercisable and may at any time determine that one or more of the then outstanding options shall become exercisable more quickly than such option(s) would become exercisable under the schedule otherwise applicable thereto.

         Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made (i) in cash (ii) by delivering shares of stock, or (iii) by any combination of cash and such stock, as the Participant may determine at the time of the exercise of the option in whole or in part.

         As of November 30, 2001, approximately 260 persons were eligible to participate in the 1998 Plan. The granting of options under the 1998 Plan is discretionary, and the Company cannot now determine whether, or how many, options will be granted in the future to any particular person or group. On November 30, 2001, the last reported sale price of the Common Stock on the Nasdaq National Market was $ 36.88 per share.

Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

         In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

         Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted (the “Grant Date”) and more than one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock prior to satisfying the above waiting periods (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

         If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Non-statutory Stock Options

         As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

EXECUTIVE OFFICERS

         The current Executive Officers of the Company are:

Name	Age	Position

Bernard M. Gordon	74	Chairman of the Board and Executive Chairman

Thomas J. Miller, Jr	44	President and Chief Executive Officer

Lothar Koob	53	Executive Vice President

John J. Millerick	53	Senior Vice President, Chief Financial Officer and Treasurer

Julian Soshnick	69	Vice President, General Counsel and Clerk

         For additional information with respect to Mr. Gordon, Mr. Miller and Mr. Soshnick, who are Directors, see Proposal 1 — Election of Directors.

         Mr. John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology, Inc., an international supplier of computer graphics hardware, supplies and services, from 1996 to 1999. Prior to CalComp Technology, Inc., Mr. Millerick was Vice President — Finance of Digital Equipment Corporation’s Personal Computer Unit from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, leaving as Vice President — Corporate Controller and acting Chief Financial Officer.

         Lothar Koob joined Analogic as Executive Vice President in January 2001. From 1998 to 2001 Mr. Koob was President of Humphrey Systems, a subsidiary of Carl Zeiss, Inc. Prior to that time, Mr. Koob was employed by Siemens Medical Engineering Group in various positions including General Manager of the ultrasound business from 1992 to 1998 and General Manager of the magnetic resonance business from 1989 to 1992.

         Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Bernard M. Gordon owns a 48% interest and Mr. Bernard L. Friedman, the Company’s former Vice Chairman of the Board (Mr. Friedman resigned on July 31,1993), own 52% interest in a limited partnership (Audubon Realty), which owns the Danvers, Massachusetts facilities leased by the Company for a term which expired July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The annual rent on the entire 170,000 square feet was increased from $1,219,000 to $1,346,000 effective March 1, 2001. A total of 155,000 square feet of the facilities were sublet to Siemens Medical Electronics, Inc. under two subleases for terms, which ended on December 1, 2000 and July 31, 2001, respectively.

         Mr. Gordon owns a 48% interest and Mr. Friedman own a 52% interest in a limited partnership which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term expiring on July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The annual rent for this facility was increased from $333,000 to $357,000, effective May 1, 1999, and shall be adjusted as of May 1 every third year to reflect increases in the cost of living.

         All of the foregoing rents are on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises.

         The terms of the several lease agreements, at the time they were executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of each such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

         The leases each incorporated periodic rent escalation clauses, based upon the CPI. At the present time, the rent that the Company is paying under the Wakefield, Massachusetts lease reflects fair rental value for the property.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the fiscal year ended July 31, 2001 who were serving as executive officers as of the end of the fiscal year (“Named Officers”) for services rendered in all capacities for the last three fiscal years.

							LONG-TERM
	ANNUAL COMPENSATION					COMPENSATION AWARDS

						Restricted		All Other
Name and	Fiscal		Bonuses	Other	Total Annual	Stock Awards	Stock Options	Compensation
Principal Position	Year	Salary	(A)	(B) (C)	Compensation	(D) (E)	(F)	(G)

Bernard M. Gordon	2001	$350,000	$30,000	$10,800	$390,800	——	——	$——

Chairman of the Board	2000	350,000	25,000	3,900	378,900	——	——	2,900
and Executive Chairman	1999	350,000	25,000	3,500	378,500	——	——	3,400

Thomas J. Miller, Jr. (1)	2001	$400,000	$0	$10,800	$410,800	$1,511,280	——	$7,400

President and Chief	2000	315,000	200,000	24,500	539,500	——	——	——

Executive Officer	1999	0	0	0	0	——	——	——

Lothar Koob (2)	2001	$155,000	$50,000	$122,500	$327,500	$862,500	20,000	$5,100

Executive Vice President	2000	0	0	0	0	——	——	——

	1999	0	0	0	0	——	——	——

John J. Millerick (3)	2001	$220,000	$60,000	$10,800	$290,800	$726,250	10,000	$7,300

Senior Vice President,	2000	114,000	0	2,700	116,700	——	20,000	——

Chief Financial Officer	1999	0	0	0	0	——	——	——

and Treasurer

Gene M. Bauer (4)	2001	$143,800	$0	$7,200	$151,000	$862,500	20,000	$5,100

Vice President and	2000	0	0	0	0	——	——	——

General Counsel	1999	0	0	0	0	——	——	——

Notes to Compensation Table

(1)	Mr. Miller joined the Company in October 1999.

(2)	Mr. Koob joined the Company in January 2001.

(3)	Mr. Millerick joined the Company in January 2000.

(4)	Mr. Bauer joined the Company in December 2000. Mr. Bauer resigned from the Company in October 2001.

(A)	Bonuses represent either amounts earned in the prior fiscal year and paid in the current fiscal year or cash bonuses paid to attract, retain, and motivate executive officers, primarily as a first year incentive.

(B)	Represents car allowance for Mr. Gordon, Mr. Millerick, and Mr. Bauer.

(C)	Represents car allowance and relocation assistance for Mr. Koob in fiscal 2001 and for Mr. Miller in fiscal 2000 and 2001.

(D)	Represents stock grants under the Company’s Key Employee Stock Bonus Plans (the “Bonus Plan”), pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a non-competition agreement in a form satisfactory to the Company. The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, on the third anniversary of the grant and during the subsequent three-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company’s employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Compensation Committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(E)	The following table reflects stock bonus awards for which transfer restrictions had not yet lapsed as of July 31, 2001.

		Market Value at
Name	Shares	Date of Grant

Thomas J. Miller, Jr.	60,000	$1,511,280

Lothar Koob	20,000	$862,500

Gene M. Bauer	20,000	$862,500

John J. Millerick	20,000	$726,250

(F)	Represents options granted pursuant to the 1998 Plan.

(G)	Represents profit sharing distribution and 401(k) match.

Stock Option Grants In Last Fiscal Year

         The following table sets forth certain information regarding stock option grants to the Named Officers in fiscal 2001 and their fiscal year end option holdings:

Individual Grants (1)

		Percent of			Potential
		Total			Realizable Value at
	Number of	Options			Assumed Annual
	Securities	Granted to			Rates of Stock Price
	Underlying	Employees	Exercise		Appreciation
	Options	In Fiscal	Price Per	Expiration	For Option Term (2)
Name	Granted	Year	Share	Date	5%	10%

Bernard M. Gordon	——	——	——	——	——	——

Thomas J. Miller, Jr.	——	——	——	——	——	——

Lothar Koob	20,000	5.6%	$44.00	1/02/09	$554,400	$1,399,200

John J. Millerick	10,000	2.8%	$43.13	1/19/09	$271,700	$685,800

Gene M. Bauer	20,000	5.6%	$40.56	12/11/08	$511,000	$1,289,800

(1)	The exercise price per share of each option was equal to the fair market value per share of the Common Stock on the date of grant. Options become exercisable in equal installments over four years beginning on the second anniversary of the date of grant and terminates seven years from date of grant or upon termination of the Named Officer’s employment with the Company, whichever occurs earlier.

(2)	The 5% and 10% assumed rates of appreciation are required by the rules and regulations of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the price of the Common Stock in the future. The amounts shown in this table are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, upon the exercise of stock options will depend upon the future performance of the Common Stock, the option holders’ continued employment through the option period, and the date on which the options are exercised. There can be no assurances that the rates of appreciation in this table can be achieved or that the amounts reflected will be received by the Named Officer.

Stock Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information regarding stock options held by Named Officers as of July 31, 2001. No Named Officer exercised any stock options during the last fiscal year.

	Number of		Value of Unexercised
	Unexercised Options		In-The-Money Options
	at Fiscal Year End		At Fiscal Year End (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard M. Gordon	——	——	——	——

Thomas J. Miller, Jr	——	——	——	——

Lothar Koob	——	20,000	——	——

John J. Millerick	——	30,000	——	$82,200

Gene M. Bauer	——	20,000	——	——

(1)	The value of in-the-money options at year end represents the aggregate difference between the option exercise price and the market value of the Common Stock at July 31, 2001. “In-the-money” options are options whose exercise price was less than the market value of the Common Stock at July 31, 2001.

Compensation of Directors

         Each Director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

         In June 1996, the Board of Directors adopted and stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1997 Plan”). Pursuant to the 1997 Plan, options to purchase 50,000 shares of Common Stock may be granted only to directors of the Company or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides each new non-employee Director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board.

         Every four (4) years from the date on which a non-employee Director was last granted a non-employee Director option, that non-employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary. Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire 10 years after the date of grant. The 1997 Plan is administered by members of the Company’s Board of Directors. In fiscal 2001, the only option granted under the 1997 Plan was an option for 5,000 shares, at an option price of $44.00 per share, granted to Dr. Modic on April 12, 2001.

Compliance with Section 16(a) of the Exchange Act

         Upon review of the forms and representations furnished to the Company pursuant to Item 405 of Regulation S-K, the Company identifies Dr. Michael T. Modic as the only “reporting person” (as defined in said Item 405) who failed to file on a timely basis a report required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). Dr. Modic filed the Form 3 required upon his election as a Director 10 days late. Dr. Modic, Dr. Steinhauer and Messrs. Voboril and Wilson each also filed a Form 5 late, relative to option grants of 5,000 shares each under the 1997 Plan (see “Compensation of Directors”).

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Company’s Board of Directors during fiscal 2001 were Mr. Voboril, Dr. Wilson and Dr. Steinhauer. No executive officer of the Company has served as a director or member of the Compensation Committee of any other company whose executive officers serve as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

         The Company’s technology-driven philosophy and strategic growth objectives require an ability to attract and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of stockholder value.

         It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

•	Align management objectives with stockholder interests,

•	Balance short-term (annual) business plans with longer-term strategic goals,

•	Link executive remuneration to individual and Company performance, and

•	Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

         The Committee determines and approves all recommendations for base salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives.

Annual Compensation

         Executive salary ranges and annual incentive award targets are established annually. The Company’s practice is to compensate executives at a competitive level for its industry.

         Each position is assigned a salary range appropriate to the impact and scope of that position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, timely introduction of new products, manufacturing efficiency, product quality, employee morale and employee turnover.

         Individual performance factors are relevant to the area of responsibility for each executive, and include divisional performance where appropriate. The Committee reviewed competitive salary practices for corporate officers and elected to make adjustments to base salaries where appropriate from a competitive standpoint.

Incentive Bonus

         During fiscal 2001, the Company established annual incentive performance plans for executive officers. Executive officers are eligible to receive bonuses based on the achievement of pre-determined goals and objectives. The Company does provide cash bonuses to attract, retain and motivate executive officers, primarily as a first year incentive.

Longer-Term Incentives

         Stock incentives, which include stock options and/or stock grants, were provided through one or more of the following Plans, previously approved by vote of the stockholders:

•	Key Employee Stock Bonus Plan dated March 14, 1983.

•	Key Employee Incentive Stock Option Plan dated June 11, 1993.

•	Key Employee Incentive Stock Option Plan dated June 11, 1998.

•	Key Employee Stock Bonus Plan dated October 12, 2000.

         The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his or her impact upon divisional or corporate objectives, and level of position within the organization.

         The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing stockholder value.

Compensation of the Chief Executive Officer

         Thomas J. Miller, Jr. was elected Chief Executive Officer effective February 1, 2001. Mr. Miller continues to hold the position of President, an office he assumed in October 1999. The compensation of the President and CEO is determined by the Company’s performance with considerable attention to financial results. The key performance measure for this position is the ability to provide leadership and vision essential to the Company’s continuing success. Other methods of quantitative and qualitative performance are similar to those used for all officers, as is the method of evaluating competitive compensation.

         Mr. Miller’s base salary rate was not adjusted upon his election to CEO and remains at the same rate as it was at the time he joined the Company in October 1999. In the fiscal year ended July 31, 2001, Mr. Miller did not receive any incentive compensation or stock incentive awards. His total compensation reflects competitive reward practices for CEOs of comparable high technology companies and the Company’s recent performance.

COMPENSATION COMMITTEE

Dr. Gerald L. Wilson, Chairman Dr. Bruce W. Steinhauer Edward F. Voboril

AUDIT COMMITTEE REPORT

         In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2001, the Audit Committee:

1.	Reviewed and discussed the audited financial statements with management personnel.

2.	Met with the Company’s independent auditors, PricewaterhouseCoopers LLP, to review the audited financial statements and to discuss with the auditors all matters covered by Statement of Auditing Standards (SAS) No. 61, Communication with Audit Committees.

3.	Requested and obtained from the independent auditors a letter required by Independent Standards Board (ISB) No. 1 that the auditors were in all respects independent.

         The Audit Committee acts pursuant to the Audit Committee Charter. During fiscal year 2000, the Audit Committee adopted a formal Committee Charter which sets forth responsibilities of the Committee. This Charter was reviewed and approved by the Board of Directors. The Committee reviews this Charter on an annual basis to assess its adequacy. Each of the members of the Audit Committee qualifies and an “independent” Director under the current listing standards of the Nasdaq stock market.

         As a result of the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

AUDIT COMMITTEE

Edward F. Voboril, Chairman Dr. Bruce W. Steinhauer Dr. Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

         The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Center for Research in Security Prices of the University of Chicago (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for all Nasdaq stocks within the Company’s primary SIC Code. The graph assumes $100 invested on July 31, 1996, in the Company’s Common Stock and $100 invested at that time in each of the Nasdaq indexes. The comparison assumes that all dividends are reinvested.

         The graph and legend were prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

PROPOSALS OF STOCKHOLDERS

         A stockholder of the Company who intends to present a proposal for action at the 2003 Annual Meeting of Stockholders of the Company may seek to have his or her proposal included in the Company’s proxy materials for that Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder’s address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2003 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his or her proposal no later than August 11, 2002. The notice and text should be sent to the attention of John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

         If a stockholder wishes to make a proposal at the 2003 Annual Meeting of Stockholders and does not notify the Company of that matter by October 31, 2002, the proxies that management solicits for the 2003 Annual Meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before that meeting.

OTHER MATTERS

         The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

         The cost of preparing, assembling, and mailing the proxy materials will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

         THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

For the Board of Directors

Julian Soshnick Clerk

December 14, 2001

         IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

EXHIBIT A

ANALOGIC CORPORATION
KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
DATED JUNE 11, 1998; AMENDED OCTOBER 12, 2000
AND AS AMENDED NOVEMBER 16, 2001
(subject to the approval of Proposal 3 for Stockholders)

         1.     Purpose. The purpose of this Plan (the “Plan”) is to further the growth and development of Analogic Corporation and any subsidiary corporations, as hereinafter defined (referred to, unless the context otherwise requires, as the “Company”), by granting to certain officers, directors, and key employees of the Company and any subsidiary corporations, as an incentive and encouragement to stock ownership, options to purchase shares of Common Stock of the Company and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

         2.     Administration. The Plan shall be administered by a Stock Plan Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two additional directors, each of whom is a disinterested person as defined in 17 CFR §240.16b-3(c)(2). The Committee may, from time to time, interpret the Plan and options granted pursuant thereto, and may make, and amend, such regulations concerning the same as it may deem appropriate.

         3.     Grant of Options. The Committee may grant options within the limits of the Plan only in accordance with the recommendations of the Committee with respect to the identity of the employees to receive options, the times when they shall receive them (subject to the limits hereinafter set forth), the number of shares to be subject to each option, the dates upon which options granted may be exercised, and other terms of the options to be granted (which terms need not be identical) to the extent not inconsistent with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and the Plan. Options for the purchase of no more than 40,000 shares may be granted to any one Participant cumulatively under the Plan.

         Notwithstanding any provision hereof to the contrary, the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to Section 422(d) of the Code) are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted; and application of said $100,000 limitation shall be made taking options into account in the order in which they were granted.

         4.     Shares Subject to the Plan. The shares to be optioned may be authorized and unissued shares of Common Stock of the Company, of the par value of $.05 each, or treasury shares, as the Committee may determine, not exceeding in the aggregate 1,000,000 shares of Common Stock; provided however, that no options may be granted under the Plan if the aggregate number of shares subject to (i) options then outstanding under the Plan, (ii) other options granted by the Company and then outstanding, and (iii) the options proposed to be granted under the Plan, would exceed an amount equal to 10% of the then issued and outstanding shares of Common Stock of the Company (excluding treasury shares). All shares subject to options that shall have terminated for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) will be available for subsequent optioning.

         5.     Participants. All officers, directors, and key employees of the Company and its wholly-owned subsidiary corporations other than the Chairman of the Board and the Vice Chairman of the Board shall be eligible to receive options and thereby become Participants in the Plan. No officer or director who is not also a key employee shall be eligible to participate, nor shall any person owning 10% or more of the Common Stock be eligible. In granting options, the Committee may include or exclude previous Participants in the Plan and/or in any of the Company’s other stock option plans.

         6.     Option Price. The price at which shares may from time to time be optioned shall be not less than the fair market value at the time the option is granted. The fair market value shall be determined in good faith by the Committee at each time that such options are granted by it.

         7.     Option Period. Subject to Section 15, the period for exercising an option (the “Exercise Period”) shall be the period beginning two years and ending seven years from the date the option is granted, except that:

(a)	If an option shall have been granted in connection with the termination of a previously granted option under the Plan, the Exercise Period of such subsequently granted option shall be the period beginning the day after the expiration of the option period applicable to the said previously granted option and ending seven years from the date such subsequently granted option is granted.

(b)	If a replacement option is granted to a previous Participant under the Plan, unless otherwise determined by the Committee at the time of grant, the Exercise Period shall commence two years after the date of the grant being replaced under the Plan.

(c)	If a Participant retires during the Exercise Period, such option shall be exercisable by him only during the three months following his retirement, but in no event after the expiration of the Exercise Period.

(d)	If a Participant dies during the Exercise Period, such option shall be exercisable by the executors, administrators, legatees or distributees of his estate only during the six months following the appointment of a fiduciary of his or her estate, but in no event after the expiration of the Exercise Period.

(e)	If a Participant ceases to be an employee of the Company for any cause other than retirement or death, such option shall terminate as of the date of the cessation of his employment.

(f)	The Committee may at the time of grant of any option designate a different Exercise Period for such option.

         8.     Exercise of Option. Subject to Sections 7, 14 and 15, options granted under the Plan may be exercised at any time and from time to time during the Exercise Period except that each option granted under the Plan may be exercised commencing:

•	two years from the date of that grant under the Plan only to the extent of 25% of the total number of option shares granted to the Participant under that grant;

•	three years from the date of that grant under the Plan only to the extent of 50% of the total number of option shares granted to the Participant under that grant;

•	four years from the date of that grant under the Plan only to the extent of 75% of the total number of option shares granted to the Participant under that grant; and

•	five and subsequent years from the date of that grant under the Plan, the Participant may exercise all unexercised options granted under that grant.

         Notwithstanding the foregoing provisions of this Section 8, the Committee may at the time of grant of any option designate a different schedule upon which such option shall become exercisable and may at any time determine that one or more then outstanding options shall become exercisable (in whole or in such part as may be specified in the Committee vote) more quickly than such option(s) would become exercisable under the schedule otherwise applicable thereto.

         The foregoing exercise schedule is subject always to the provisions of Section 11 of the Plan and to the condition that any unexercised option shall expire seven years from the date of grant of that option.

         If one of the events referred to in Section 7(c) or 7(d) occurs, the option shall be exercisable, subject to Section 15, under this Section during the three months following retirement, or during the six month period following the appointment of a fiduciary of the estate of a deceased employee, as the case may be, only as to the number of shares, if any, as to which it was exercisable immediately prior to said retirement or death.

         9.     Payment for Shares. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be made (i) in cash (ii) by delivering shares of stock, or (iii) by any combination of cash and such stock, as the Participant may determine at the time of the exercise of the option in whole or in part. The Company will issue no certificates for shares until full payment therefor has been made, and a Participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him.

         10.     Nonassignability. Each option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a Participant’s lifetime, only by him.

         11.     Conditions to Exercise of Options. The Committee may, in its discretion, require as conditions to the exercise of options and the issuance of shares thereunder (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares to be issued on the exercise of the options, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he is acquiring the option and, at the time of exercising the option, that he is acquiring the shares for his own account, for investment or not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

         12.     Conditions to Effectiveness of the Plan. The Plan was adopted by the Board of Directors on June 11, 1998 and approved by the stockholders of the Company on January 22, 1999. No option shall be granted or exercised if the grant of the option, or the exercise and the issuance of shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

         13.     Alteration, Termination, Discontinuance, Suspension or Amendment. The Plan shall terminate on June 10, 2008 and no options shall be granted under the Plan after such date. The Board may alter, terminate, discontinue, suspend or amend the Plan. Neither the Board nor the Committee may, however, increase the maximum number of shares in the aggregate that may be offered for sale under options or change the manner of determining the option price or, without the consent of the Participant, alter or impair any option previously granted to him under the Plan, except as provided in Section 15. In no way shall the termination of the Plan impair or alter the rights of the Participant to exercise options granted under the Plan or alter the rights of the Committee under Section 8 of the Plan. The Committee may issue new options in exchange for outstanding options.

         14.     A. Effect of Changes in Common Stock. If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock of the Company payable in stock, the outstanding shares of stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, the Committee shall conclusively determine the appropriate adjustment in the exercise prices of outstanding options and in the number and kind of shares as to which outstanding options shall be exercisable, and the total number of shares of stock of the Company in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

         B.     Reorganization. If the Company is a party to any merger or consolidations, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Committee (or, if the Company is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired options, for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder, and the total number of shares of stock in which options may be granted under this Plan shall be appropriately adjusted by the Committee.

         15.     Securities Laws. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee or the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Analogic Corporation
8 Centennial Drive
Peabody, MA 01960
978-977-3000

DETACH HERE

PROXY

ANALOGIC CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 18, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John J. Millerick, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the “Company”) to be held at the Company’s headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 18, 2002, at 11:00 a.m. and at any adjourned session thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the election of the nominees as directors and FOR Proposal 2 and FOR Proposal 3.

      Election of Three Directors, Nominees:

      (01) M. Ross Brown, (02) Edward F. Voboril, (03) Michael T. Modic

      SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Director’s recommendations, please sign on the reverse side. You need not mark any boxes.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ANALOGIC CORPORATION

C/O EQUISERVE

P.O. BOX 8398
BOSTON, MA 02205-9398

THIS IS YOUR PROXY.

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

DETACH HERE

[X]	Please mark

      votes as in
      this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3.

1.     To elect the nominees as Directors (See Reverse).

FOR	WITHHELD
[ ]	[ ]

[ ] ________________________________

         For all nominees except as noted above

2.	To consider and act upon the matter of ratifying the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the current fiscal year.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	To consider and act upon the matter of adopting and approving an amendment of the Company’s 1998 Key Employee Incentive Stock Option Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	To act upon any and all matters incidental to any of the forgoing and transact such other business as may legally come before the Meeting or any adjourned session of sessions thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [     ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________________ Date:__________________

Signature:___________________________ Date:__________________